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 As filed with the Securities and Exchange Commission on December 20, 1995.
                                                  Registration No. 33-
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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                            ---------------
                               FORM S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ---------------
                              PRONET INC.
          (Exact name of issuer as specified in its charter)

              DELAWARE                         75-1832168
      (State of incorporation)     (IRS Employer Identification No.)

                           6340 LBJ FREEWAY
                         DALLAS, TEXAS  75240
          (Address of Principal Executive Offices) (Zip Code)

                              PRONET INC.
                     1995 LONG-TERM INCENTIVE PLAN
                       (Full title of the plan)

                            JAN E. GAULDING
           SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              PRONET INC.
                           6340 LBJ FREEWAY
                         DALLAS, TEXAS  75240
                (Name and address of agent for service)

                            (214) 687-2000
     (Telephone number, including area code, of agent for service)

              THE COMMISSION IS REQUESTED TO SEND COPIES
                 OF ALL COMMUNICATIONS AND NOTICES TO:

                            MARK A. SOLLS
                         VICE PRESIDENT AND
                           GENERAL COUNSEL
                             PRONET INC.
                           6340 LBJ FREEWAY
                         DALLAS, TEXAS  75240
                       (Counsel for the Issuer)

    APPROXIMATE DATE OF PROPOSED SALE: Sales to optionees of the securities registered hereunder are expected to take place from time to time after the effective date of this Registration Statement as and when options are exercised.

                    CALCULATION OF REGISTRATION FEE

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                                     Proposed       Proposed
                                      Maximum        Maximum
                                      Offering      Aggregate     Amount of
Title of Securities   Amount To Be    Price Per      Offering   Registration
 To Be Registered     Registered(1)  Share (2)(3)  Price (2)(3)      Fee
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Common Stock, $.01     1,000,000       $28.25      $28,250,000    $9,741.38
par value               shares
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(1)  Includes such indeterminable number of additional shares as may become issuable pursuant to the antidilution provision of the Plan pursuant to Rule 416(a) under the Securities Act of 1933, as amended.

(2)  Computed in accordance with Rule 457(h) under the Securities
     Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock as quoted on the NASDAQ National Market System on December 19, 1995.

(3) Determined solely for the purpose of computing the registration fee.


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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents have been filed with the Securities and Exchange Commission (the "Commission") by ProNet Inc., a
Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

    a.   Annual Report on Form 10-K for the fiscal year ended
         December 31, 1994;

    b.   Annual Report on Form 10-K/A for the fiscal year ended
         December 31, 1994;

    c.   Annual Report on Form 10-K/A-2 for the fiscal year ended
         December 31, 1994;

    d.   Current Report on Form 8-K filed March 16, 1995;

    e. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995;

    f.   Current Report on Form 8-K filed April 17, 1995;

    g.   Current Report on Form 8-K filed April 19, 1995;

    h.   Current Report on Form 8-K/A filed May 12, 1995;

    i.   Current Report on Form 8-K filed May 18, 1995;

    j.   Current Report on Form 8-K filed May 19, 1995;

    k.   Current Report on Form 8-K/A filed June 2, 1995;

    l.   Current Report on Form 8-K filed June 2, 1995;

    m. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995;

    n.   Current Report on Form 8-K filed July 5, 1995;

    o.   Current Report on Form 8-K filed July 7, 1995;

    p.   Current Report on Form 8-K filed September 15, 1995;

    q. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995;

    r.   Current Report on Form 8-K/A filed October 3, 1995;

    s.   Current Report on Form 8-K/A-2 filed October 5, 1995; and


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    t.   The description of the Company's Common Stock
         contained in Item 1 of the Registration Statement on Form 8-A dated July 15, 1987, as amended by Form 8-A/A dated
         April 19, 1995.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article Tenth of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Tenth of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the Company seeking indemnification of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

    The preceding discussion of the Company's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

    The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of


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any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

EXHIBIT
NUMBER  DESCRIPTION OF EXHIBIT
------  ----------------------

4.1   - Indenture, dated as of June 15, 1995, between the
        Registrant and First Interstate Bank of Texas,
        N.A., as Trustee (filed as an exhibit to the Registrant's Current Report on Form 8-K, dated
        July 5, 1995, and incorporated herein by reference).

4.2   - Registration Rights Agreement, dated as of June
        15, 1995, between the Registrant, Lehman Brothers,
        Inc., Alex. Brown & Sons Incorporated and Paine
        Webber Incorporated (filed as an exhibit to the Registrant's Registration Statement on Form S-4
        (File No. 33-60925) filed July 7, 1995, and incorporated herein by reference).

4.3 - Rights Agreement, dated as of April 5, 1995, between the Registrant and Chemical Shareholder
        Services Group, Inc., as Rights Agent, specifying the terms of the rights to purchase the Registrant's Series A Junior Participating
        Preferred Stock, and the exhibits thereto (filed as an exhibit to the Registrant's Registration
        Statement on Form 8-A dated April 7, 1995, and incorporated herein by reference).

5.1   - Opinion of Vinson & Elkins, L.L.P.

23.1 - Consent of Vinson & Elkins, L.L.P. (set forth in exhibit 5.1).

23.2  - Consent of Ernst & Young LLP, Independent
        Auditors.

23.3  - Consent of Schneider, Ehrlich &
        Wengrover, Independent Public Accountants.

23.4  - Consent of Cummings & Carroll, P.C., Independent
        Public Accountants.

23.5  - Consent of Natarelli & Associates, Independent
        Public Accountants.

23.6  - Consent of Winter, Kloman, Moter & Repp, S.C.,
        Independent Public Accountants.

23.7  - Consent of Greer & Walker, L.L.P., Independent
        Public Accountants.

23.8  - Consent of Arthur Andersen LLP, Independent Public
        Accountants.

23.9  - Consent of KPMG Peat Marwick LLP, Independent
        Public Accountants.

23.10 - Consent of KPMG Peat Marwick LLP, Independent
        Public Accountants.

24.1  - Powers of Attorney (set forth on signature page).

ITEM 9.   UNDERTAKINGS.

   The Company hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:


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         (i)  to include any prospectus required by Section 10(a)(3)
    of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration
    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                SIGNATURES AND POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on December
19, 1995.

                                        PRONET INC.


                                        By:  /s/  Jan E. Gaulding
                                           -------------------------
                                             Jan E. Gaulding
                                        Senior Vice President and
                                         Chief Financial Officer

    Each person whose signature appears below authorizes Jackie R. Kimzey and Jan E. Gaulding, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

   SIGNATURE                          TITLE                     DATE
   ---------                          -----                     ----
/s/ Jackie R. Kimzey        Chairman of the Board and
--------------------------    Chief Executive Officer      December 19, 1995
    Jackie R. Kimzey       (principal executive officer)

/s/ David J. Vucina         President, Chief Operating
--------------------------     Officer and Director        December 19, 1995
    David J. Vucina

                               Senior Vice President,
/s/ Jan E. Gaulding         Treasurer and Chief Financial  December 19, 1995
--------------------------       Officer (principal
    Jan E. Gaulding             accounting officer)

/s/ Thomas V. Bruns
--------------------------            Director             December 19, 1995
    Thomas V. Bruns

/s/ Harvey B. Cash
--------------------------            Director             December 19, 1995
    Harvey B. Cash

/s/ Edward E. Jungerman
--------------------------            Director             December 19, 1995
    Edward E. Jungerman

/s/ Mark C. Masur
--------------------------            Director             December 19, 1995
    Mark C. Masur


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                          EXHIBIT INDEX


EXHIBIT                                                             SEQUENTIAL
NUMBER  EXHIBIT                                                      PAGE NO.
------- -------                                                     ----------

 4.1  - Indenture, dated as of June 15, 1995, between the
        Registrant and First Interstate Bank of Texas, N.A., as
        Trustee (filed as an exhibit to the Registrant's Current
        Report on Form 8-K, dated July 5, 1995, and incorporated herein by reference).

 4.2  - Registration Rights Agreement, dated as of June 15,
        1995, between the Registrant, Lehman Brothers, Inc., Alex. Brown & Sons Incorporated and Paine Webber Incorporated (filed as an exhibit to the Registrant's Registration Statement on Form S-4 (File No. 33-60925) filed July 7, 1995, and incorporated herein by reference).

 4.3 - Rights Agreement, dated as of April 5, 1995, between the Registrant and Chemical Shareholder Services Group, Inc., as Rights Agent, specifying the terms of the rights to purchase the Registrant's Series A Junior Participating
        Preferred Stock, and the exhibits thereto (filed as an exhibit to the Registrant's Registration Statement on Form 8-A dated April 7, 1995, and incorporated herein by reference).

 5.1  - Opinion of Vinson & Elkins, L.L.P.*

23.1 - Consent of Vinson & Elkins, L.L.P. (set forth in exhibit 5.1).

23.2  - Consent of Ernst & Young LLP, Independent Auditors.*

23.3  - Consent of Schneider, Ehrlich & Wengrover,
        Independent Public Accountants.*

23.4  - Consent of Cummings & Carroll, P.C., Independent
        Public Accountants.*

23.5  - Consent of Natarelli & Associates, Independent Public
        Accountants.*

23.6  - Consent of Winter, Kloman, Moter & Repp, S.C.,
        Independent Public Accountants.*

23.7  - Consent of Greer & Walker, L.L.P., Independent Public
        Accountants.*

23.8  - Consent of Arthur Andersen LLP, Independent Public
        Accountants.*

23.9  - Consent of KPMG Peat Marwick LLP, Independent Public
        Accountants.*

23.10 - Consent of KPMG Peat Marwick LLP, Independent Public
        Accountants.*

24.1  - Powers of Attorney (set forth on signature page).*

__________
*Filed herewith.